Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Kellogg Company’s Annual Report on Form 10-K for the year ended January 3, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Battle Creek, Michigan
May 18, 2009